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                                                                    EXHIBIT 10.6
                           FOURTH AMENDMENT TO SECOND
                       AMENDED AND RESTATED LOAN AGREEMENT


         This FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT (the "Fourth Amendment") dated December 3, 1998, is by and between VENUS EXPLORATION, INC., a Delaware corporation, formerly known as XPLOR CORPORATION, a Delaware corporation (the "Borrower"), and WELLS FARGO BANK (TEXAS), N.A., a national banking association (the "Bank").

                              W I T N E S S E T H:

         WHEREAS, Bank and Borrower entered into that certain Second Amended and Restated Loan Agreement dated December 22, 1997 (as the same has been previously amended through the date hereof is herein called the "Loan Agreement"), pursuant to which Borrower obtained a credit facility in the amount of up to the lesser of the Borrowing Base (as defined in the Loan Agreement) or the Commitment (as defined in the Loan Agreement); and

         WHEREAS, Bank and Borrower now desire to further amend that Loan Agreement as herein set forth to, among other things, increase the Borrowing Base from $5,240,000 to $5,540,000, and waive certain financial covenant defaults.

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. Except as otherwise provided, unless the context hereof indicates otherwise, all capitalized terms used herein shall have the same meaning as such capitalized terms are defined in the Loan Agreement.

                  (a) A new definition of "Transaction" is hereby added to the Loan Agreement as follows:

                  "Transaction shall mean the closing and funding of either (i) a merger with another oil and gas company, with Borrower as the successor thereto, the result of which will be that Borrower having an increase in net annual cash flow of at least $3,000,000; or (ii) the sale of certain Oil and Gas Properties which generates at least $2,400,000 in net proceeds, all of which shall be applied by Borrower to the Obligations."

         2. Borrowing Base. Section 2.2(b) of the Loan Agreement is hereby amended by deleting the reference to "$5,240,000" and substituting "$5,540,000" therefor.

         3. Transaction. A new Section 6.34 "Transaction" is hereby added to the Loan Agreement as follows:



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                  "6.34 Transaction. On or before January 15, 1999, Borrower shall have either consummated a Transaction or have entered into a binding letter of intent, in form and substance acceptable to Bank, to consummate a Transaction within thirty
                  (30) days thereafter."

         4. Stratum and Stratum Documents. The Loan Agreement is hereby further amended to delete any and all references to either Stratum and/or the Stratum Documents.

         5. Ratifications. The terms and provisions as set forth in this Fourth Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement, and except as expressly modified and superseded by this Fourth Amendment, the terms of the Note and any and all other Loan Documents executed in connection therewith or hereunto are hereby ratified and confirmed and shall continue in full force and effect. Borrower and Bank agree that the Loan Agreement, as amended hereby, the Note and the other Loan Documents shall continue to be the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

         6. Representations and Warranties. Borrower hereby represents and warrants to Bank that (i) the execution, delivery and performance of this Fourth Amendment, and the other documents to be executed and delivered as required hereby have been duly authorized by all requisite action on the part of Borrower; (ii) after giving effect to this Fourth Amendment, the representations and warranties contained in the Loan Agreement, as amended hereby, and any other Loan Document executed in connection herewith or therewith are true, correct and complete on and as of the date hereof as though made on and as of the date hereof; and (iii) after giving effect to this Fourth Amendment, no Event of Default or Potential Default has occurred and is continuing.

         7. Covenant Deviation and Waiver. As of the date hereof, Borrower failed to observe or maintain compliance with the Current Ratio covenant set forth in Section 6.16 of the Loan Agreement and the Tangible Net Worth covenant set forth in Section 6.17 of the Loan Agreement. Borrower has requested, and Bank has approved, a deviation from such compliance with respect to the aforementioned covenants for a period from the date hereof through January 15, 1999, at which time Borrower must be in compliance therewith. It is understood and agreed that Bank's consent to such deviation shall in no way act as a waiver of any covenants, restrictions, rights or remedies with respect to the Loan Agreement, but that such deviation shall apply only to the specific matter and instance set forth hereinabove.

         8. Status of Claims. Borrower hereby represents and warrants to Bank that no facts, events, status or conditions presently exist which, either now or with the passage of time or the giving of notice or both, presently constitute or will constitute a basis for any claim or cause of action against Bank, or any defense to the payment of any of the Obligations. Borrower hereby releases, relinquishes and forever discharges Bank, its successors, assigns, agents, officers, directors, employees and representatives, of and from any and all claims, demands, actions and causes of action of any and every kind or character, whether known or unknown, present or future, which Borrower may have against Bank, its successors, assigns, agents, officers, directors,



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employees and representatives, arising out of or with respect to any and all transactions relating to the Loan Agreement, this Fourth Amendment, or any Loan Document, including any loss, cost or damage, of any kind or character, arising out of or in any way connected with or in any way resulting from the acts, actions or omissions of Bank, its successors, assigns, agents, officers, directors, employees or representatives.

         9. Letters In Lieu. As a condition to the effectiveness of this Fourth Amendment, Borrower shall execute and deliver to Bank certain Letters-in-Lieu of Transfer Orders in form and substance acceptable to Bank instructing the purchasers of oil and gas production from the Oil and Gas Properties which are part of the Collateral to remit proceeds payable by such purchaser to Borrower to an account designated by Bank. Bank may at any time forward such Letters-in-Lieu of Transfer Orders to the aforementioned purchasers and thereafter upon an Event of Default, apply up to one hundred percent (100%) of the balances in such account attributable to the Oil and Gas Properties to reduce the Obligations of Borrower to Bank. Borrower shall provide Bank with a true and accurate list including the name and address of all such purchasers and hereby covenants and agrees to notify Bank at least ten (10) days prior to changing any such purchasers.

         10. Conditions Precedent to Effectiveness of Fourth Amendment. This Fourth Amendment shall become effective and be deemed effective upon receipt by Bank of the following:

                  (i) counterparts of this Fourth Amendment duly executed by Borrower and Bank;

                  (ii) a copy of resolutions approving this Fourth Amendment, and authorizing the transactions contemplated herein or therein duly adopted by the Executive Committee of the Board of Directors of Borrower, accompanied by a certificate of the duly authorized Secretary of Borrower, that such copy is a true and correct copy of resolutions duly adopted by the Executive Committee of the Board of Directors of Borrower, and that such resolutions constitute all the resolutions adopted with respect to such Fourth Amendment and the transactions contemplated herein, and have not been amended, modified or revoked in any respect and are in full force and effect as of the date hereof;

                  (iii) there shall not have been, in the sole judgment of Bank, any material adverse change in the financial condition, business or operations of Borrower;

                  (iv) the execution and delivery by Borrower of one or more new Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statements covering the interests of Borrower in the oil and gas properties set forth on Exhibit A to this Fourth Amendment;

                  (v) the Letters-in-Lieu of Transfer Orders required by Section 8 above, relating to the interests of Borrower in the Collateral;

                  (vi) the Stratum Settlement Documents, including, but not limited to, the following: Full and Final Mutual Release; Registration Rights Agreement; Reassignment to Venus Development, Inc. of all overriding royalty interests assigned to Stratum Group



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         Energy Partners, L.P.; cancellation of Natural Gas and Crude Oil
         Purchase and Sale Option Agreements; releases of liens created by the Mortgage(s) and Deed(s) of Trust; UCC-3's for all states and counties; Letters in Lieu of Transfer Orders; Release of Assignment of Proceeds; Termination of Energy Risk Management Association Master Energy Price Swap Agreement and of individual Swap Agreements; Assignment of Amended and Restated Equity Conversion Agreement dated May 21, 1997, between The New Venus Exploration, Inc. and Stratum Group, L.P.; Assignment of Rights under Escrow Agreement dated May 21, 1997, among Frost National Bank, Stratum Group, L.P., The New Venus Exploration, Inc. and Venus Oil Company; and Cancellation of Stock Pledge and Security Agreement;

                  (vii) payment by Borrower of the fees and expenses of counsel to Bank in connection with the preparation and negotiation of this Fourth Amendment and all documents and instruments contemplated hereby;

                  (viii) the execution and delivery by Borrower of such additional documents and instruments that Bank and its counsel may deem necessary to effectuate this Fourth Amendment or any document executed and delivered to Bank in connection herewith or therewith.

         11. Execution Counterparts. This Fourth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

         12. Governing Law. This Fourth Amendment shall be governed by and construed in accordance with the internal Laws of the State of Texas.

         13. Successors and Assigns. This Fourth Amendment is binding upon and shall inure to the benefit of Borrower and Bank and their respective successors and assigns; provided, however, Borrower may not assign or transfer any of their rights or obligations hereunder without the prior written consent of Bank.

         14. Headings. The headings, captions and arrangements used in this Fourth Amendment are for convenience only and shall not effect the interpretation of this Fourth Amendment.

         15. NO ORAL AGREEMENTS. THIS FOURTH AMENDMENT, TAKEN TOGETHER WITH THE OTHER LOAN DOCUMENTS AND ALL SCHEDULES AND EXHIBITS THERETO, REPRESENTS THE FINAL AGREEMENT OF THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.



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         16. AGREEMENT FOR BINDING ARBITRATION. THE PARTIES AGREE TO BE BOUND BY
THE TERMS AND PROVISIONS OF THE CURRENT ARBITRATION PROGRAM OF WELLS FARGO BANK (TEXAS), N.A., WHICH IS INCORPORATED BY REFERENCE HEREIN AND IS ACKNOWLEDGED AS RECEIVED BY THE PARTIES, PURSUANT TO WHICH ANY AND ALL DISPUTES SHALL BE
RESOLVED BY MANDATORY BINDING ARBITRATION UPON THE REQUEST OF EITHER PARTY.

                                       "BORROWER"

                                       VENUS EXPLORATION, INC.


                                       By:      /s/ JOHN Y. AMES
                                          --------------------------------------
                                       Name:    John Y. Ames
                                            ------------------------------------
                                       Title:   President
                                             -----------------------------------

                                       "BANK"

                                       WELLS FARGO BANK (TEXAS) N.A.


                                       By:      /s/ ANDREW MOY
                                          --------------------------------------
                                          Andrew A. Moy, Vice President



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                                    EXHIBIT A



1. The Leases described in said M.H. Griffith No. 1 and No. 2 Leases, and the Non-Producing Lease (oil, gas and minerals) dated September 1, 1993, between Mary Hobbs Griffith, et.al., as Lessor, and Venus Oil Company, as Lessee, all situated in Crane and Upton Counties, Texas

2. The Chambers Lease and Leases described in said Designation of Unit, all situated in Crockett County, Texas

3. The Archer Trusts No. 1 Lease and Leases described in said Designation of Unit, all situated in Hansford County, Texas

4. The Swanson No. 1 and No. 3 Lease, the Leases described in said Swanson Acres Lease, and the Leases in the Kainer Gas Unit, all situated in Wharton County, Texas

5. The Smith No. 1, et.al. Lease, and the Non-Producing Lease (oil and gas) dated May 1, 1995, by and between Mary Carol Sheets, as Lessor, and Patricia O. Stanley, as Lessee, all situated in Atascosa County, Texas

6. The Reed East Lease, and the Reed "C" Lease (a/k/a Reed Louisiana Lease), all situated in Seminole County, Oklahoma